Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated March 5, 2007 (except Note 13 as to which the date is April 19, 2007) relating to the financial statements of MMC Energy, Inc. appearing in the Annual Report on Form 10-KSB of MMC Energy, Inc. for the year ended December 31, 2006.

New York, New York August 28, 2007	/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP Russell Bedford Stefanou Mirchandani LLP